EXHIBIT 4.2

FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 11, 2021, between Pioneer Energy Services Corp., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, a national banking association duly organized and existing under the laws of the United States of America, as trustee (in such capacity, the “Trustee”) under the indenture referred to below.
RECITALS
WHEREAS, the Company heretofore executed and delivered to the Trustee an indenture, dated as of May 29, 2020 (the “Indenture”), providing for the issuance of the Company’s 5.00% Convertible Senior Unsecured PIK Notes due 2025 (the “Notes”);
WHEREAS, Section 10.02 of the Indenture provides that, without the consent of the Holders of at least 85% of the aggregate principal amount of the Notes then outstanding, no supplemental indenture shall make any change to Section 4.10 of the Indenture;
WHEREAS, the Company proposes to amend Section 4.10 of the Indenture as set forth herein (the “Proposed Amendments”), and has solicited consents to the Proposed Amendments from holders of the Notes (the “Holders”) by distributing to such Holders the form of this First Supplemental Indenture and instructions and standard consent forms for delivery of consents through the DTC WINS system (the “Consent Solicitation”);
WHEREAS, the Company has received and delivered to the Trustee evidence of the requisite consents from Holders constituting 87.87% in aggregate principal amount of the outstanding Notes to effect the Proposed Amendments under the Indenture with respect to the Notes;
WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that this First Supplemental Indenture complies with the requirements of Article 10 of the Indenture, is permitted or authorized by the Indenture and that its execution is permitted by the terms of the Indenture;
WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and
WHEREAS all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Relation to Indenture. This First Supplemental Indenture constitutes an integral part of the Indenture.
Section 1.2.    Definition of Terms. For all purposes of this First Supplemental Indenture:
(a)    Capitalized terms used herein without definition shall have the meanings set forth in the Indenture;
(b)    a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;
(c)    the singular includes the plural and vice versa; and
(d)    headings, subheadings and captions are for convenience of reference only and do not affect interpretation.
ARTICLE II
AMENDMENTS
Section 2.1.    Amendments to the Indenture. Effective and operative as of the times set forth in Section 3.1 of this First Supplemental Indenture, the Proposed Amendments, as set forth in this Article 2, shall apply to the Notes and be effective.
Section 2.2.    Section 4.10. Section 4.10 of the Indenture is hereby amended and restated so as to read in its entirety as follows:
Section 4.10    Amendments or Waivers of ABL Credit Documents or Senior Secured Notes Documents. The Company shall not, and shall not permit any of its Subsidiaries to, agree to any refinancing, replacement, amendment, restatement, supplement or other modification to, or waiver of, any ABL Credit Document or Senior Secured Notes Document (including, for the avoidance of doubt, the Intercreditor Agreement) that would (a) restrict the Company from making payments in respect of the Notes or otherwise performing its obligations under this Indenture, in each case, that would otherwise be permitted under such ABL Credit Document or Senior Secured Notes Document as in effect on the date hereof or (b) amend or modify any provisions regarding the incurrence, amount, security or priority of Additional Notes Collateral Debt (as defined in the Intercreditor Agreement). The Company shall not fail to deliver notice to the trustee under the Senior Secured Notes Indenture to direct the capitalization of interest as provided in the Senior Secured Notes Indenture.

ARTICLE III
MISCELLANEOUS
Section 3.1.    Effectiveness.
(a)    This First Supplemental Indenture shall become effective and binding on the Company, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture as of the date hereof.
(b)    The Proposed Amendments, as set forth in Article 2 hereof, shall become operative with respect to the Notes at such time as the Company and the Trustee shall have executed this First Supplemental Indenture to give effect to the Proposed Amendments.
(c)    Upon becoming operative (and not before), all provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture with respect to the Notes and each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this First Supplemental Indenture with respect to the Notes, unless the context otherwise requires. Upon becoming operative (and not before), the Indenture as amended and supplemented by this First Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes.
Section 3.2.    Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect.
Section 3.3.    Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee does not assume any responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.
Section 3.4.    Governing Law. THE INDENTURE (AS AMENDED BY THIS FIRST SUPPLEMENTAL INDENTURE) AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE (AS AMENDED BY THIS FIRST SUPPLEMENTAL INDENTURE) AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION).
Section 3.5.    Severability. In the event any provision of the Indenture (as amended by this First Supplemental Indenture) or in the Notes is invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 3.6.    Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by fax or .pdf transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto.
Section 3.7.    The Trustee. Wilmington Trust, National Association is entering into this First Supplemental Indenture solely in its capacity as Trustee under the Indenture. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The recitals above shall constitute statements of the Company, and the Trustee does not assume any responsibility for their accuracy.
[Signature page follows]

    IN WITNESS WHEREOF, the undersigned has caused a counterpart of this First Supplemental Indenture to be duly executed as of the date first written above.
PIONEER ENERGY SERVICES CORP.

By:    /s/ Lorne E. Phillips
Name:    Lorne E. Phillips
Title:    Executive Vice President and Chief     Financial Officer

IN WITNESS WHEREOF, the undersigned has caused a counterpart of this First Supplemental Indenture to be duly executed as of the date first written above.
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:    /s/ Jane Schweiger
Name:    Jane Schweiger
Title:    Vice President

6